Exhibit 99.1

   Perma-Fix Environmental Services, Inc. Announces Release of Second Quarter
              Earnings and Invites You to Join Its Conference Call

    ATLANTA, July 27 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; Boston) (Germany: PES.BE) today announced that it will release second quarter earnings on the morning of Monday, August 2, 2004. In conjunction with the Company's second quarter earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Monday, August 2, 2004, at 11:00 a.m. EDT with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

    What:  Perma-Fix Presents Second Quarter 2004 Operating Results

    When:  Monday, August 2, 2004, at 11:00 a.m. EDT

    Where:  http://www.firstcallevents.com/service/ajwz409166666gf12.html

    How: Live over the Internet -- Simply log on to the web at the address above

    Contact:  Richard T. Kelecy 352-395-1351

            TO PARTICIPATE IN THE CONFERENCE CALL PLEASE DIAL-IN:
                          U.S. Calls 1-877-461-2816
                       International Calls 416-695-9757

    Perma-Fix Environmental Services, Inc. is a national environmental services company providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions and numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates eleven major waste treatment facilities across the country.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             07/27/2004
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or David Waldman or John Heilshorn, both of Lippert-Heilshorn & Associates, +1-212-838-3777, or dwaldman@lhai.com, for Perma-Fix Environmental Services, Inc.; or European investors, Herbert Strauss, +011-43-316-296-316, or herbert@eu-ir.com, for Perma-Fix Environmental Services, Inc./
    /Web site:  http://www.perma-fix.com/
    /Audio:  http://www.firstcallevents.com/service/ajwz409166666gf12.html/
    (PESI)

CO:  Perma-Fix Environmental Services, Inc.
ST:  Georgia
IN:  ENV
SU:  CCA MAV